                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                         BRIGG'S & STRATTON CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                         BRIGGS & STRATTON CORPORATION


                            [BRIGGS & STRATTON LOGO]



                            12301 WEST WIRTH STREET

                           WAUWATOSA, WISCONSIN 53222



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of BRIGGS & STRATTON CORPORATION, a Wisconsin corporation, will be held at the Ballantyne Conference Center, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina, on Wednesday, October 16, 2002, at 9:00 a.m. Eastern Daylight Time, for the following purposes:

     (a) To elect three directors to serve for three-year terms expiring in 2005; and
     (b) To take action on any other matters brought before the meeting appropriate for consideration by the shareholders of a Wisconsin corporation at an annual meeting.

     By order of the Board of Directors

     Wauwatosa, Wisconsin
     September 17, 2002



                                                 ROBERT F. HEATH, Secretary













     YOUR VOTE IS IMPORTANT TO ENSURE THAT A MAJORITY OF THE STOCK IS REPRESENTED. YOU MAY VOTE USING THE INTERNET, BY TELEPHONE, OR BY RETURNING THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. INSTRUCTIONS FOR VOTING VIA THE INTERNET OR BY TELEPHONE ARE INCLUDED ON YOUR PROXY CARD.

     The Ballantyne Conference Center is located in Charlotte, North Carolina, about 12 miles south of the Charlotte Airport.

                                 PROXY STATEMENT

                                   * * * * *

                               GENERAL INFORMATION

     This Proxy Statement relates to the solicitation of proxies by the Board of Directors of Briggs & Stratton to be used at the Annual Meeting of Shareholders and any adjournments. The meeting will be held on October 16, 2002 at the Ballantyne Conference Center, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina. Briggs & Stratton's principal executive offices are located at 12301 West Wirth Street, Wauwatosa, Wisconsin 53222. This Proxy Statement and the form of proxy will be mailed to shareholders on or about September 17, 2002.

WHO CAN VOTE?

     Shareholders of record at the close of business on August 22, 2002 are entitled to notice of and to vote at the meeting. On August 22, 2002, Briggs & Stratton had outstanding 21,645,984 shares of $.01 par value common stock entitled to one vote per share.

HOW DO I VOTE?

     You may vote in person or by properly appointed proxy. You may cast your vote by returning your signed and dated proxy card, or by voting electronically. You have the option to vote by proxy via the Internet or toll-free touch-tone telephone.

     Instructions to vote electronically are listed on your proxy card or on the information forwarded by your bank or broker. These procedures are designed to authenticate your identity as a shareholder and to allow you to confirm that your instructions have been properly recorded. If you vote over the Internet, you may incur costs that you will be responsible for such as telephone and Internet access charges. The Internet and telephone voting facilities will close at 5:00 p.m. Eastern Daylight Time on October 15, 2002.

     You may revoke your proxy by voting in person at the meeting, by written notice to the Secretary, or by executing and delivering a later-dated proxy via the Internet, or by telephone or by mail, prior to the closing of the polls. Attendance at the meeting does not in itself constitute revocation of a proxy. All shares entitled to vote and represented by properly completed proxies timely received and not revoked will be voted as you direct. If no direction is given, the proxies will be voted as the Board of Directors recommends.

HOW ARE VOTES COUNTED?

     A majority of the votes entitled to be cast on each matter, represented either in person or by proxy, will constitute a quorum with respect to the matter. If a quorum exists, the affirmative vote of a majority of the votes represented at the meeting is required for the election of directors. A vote withheld counts toward the quorum requirement and has the effect of a vote against the director nominee or nominees. The Inspectors of Election appointed by the Board of Directors count the votes and ballots.

WHO PAYS FOR THIS PROXY SOLICITATION?

     Briggs & Stratton pays for the cost of solicitation of proxies. Solicitation is made primarily by mail. Some solicitation may be made by regular Briggs & Stratton employees, without additional compensation, by telephone, facsimile, or other means of communication, or in person. In addition, Briggs & Stratton has retained Innisfree M&A Incorporated to assist in its proxy solicitation efforts, at a fee anticipated not to exceed $9,000 plus reasonable out-of-pocket expenses.

WHAT IF OTHER MATTERS COME UP AT THE ANNUAL MEETING?

     The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

                              ELECTION OF DIRECTORS

     The Board of Directors of Briggs & Stratton is divided into three classes. The term of office of each class ends in successive years. Three directors are to be elected to serve for a term of three years expiring in 2005. Six directors will continue to serve for the terms designated in the following General Information Table. Peter A. Georgescu has chosen to retire as a director and will not stand for reelection at the Annual Meeting. We thank Mr. Georgescu for his many years of distinguished service to our Board of Directors. Brian C. Walker has agreed to stand for election at the Annual Meeting in the class of directors whose terms expire in 2005. All directors are elected subject to the Bylaw restriction that they may not serve beyond the Annual Meeting following attainment of age 70.

     The proxies received in response to this solicitation will be voted for the election of the nominees named below. If any nominee is unable to serve, the proxies may be voted for a substitute nominee selected by the Board of Directors.

DIRECTOR COMPENSATION

     Each nonemployee director of Briggs & Stratton receives an annual retainer fee of $20,000 and an annual award of 200 shares of Briggs & Stratton common stock, a fee of $1,500 for each Board or Committee meeting attended, and a fee of $250 for participating in any written consent resolution.

     Under the Deferred Compensation Plan for Directors, nonemployee directors may elect to defer receipt of all or a portion of their directors' fees until any date but no later than the year in which the director attains the age of 71 years. Participants may elect to have cash deferred amounts either: (1) credited with interest quarterly at 80% of the prevailing prime rate or (2) converted into common share units, based on the deferral date closing price of Briggs & Stratton's common stock. Shares of Briggs & Stratton common stock deferred will be credited to a common stock account. Any balance in either the common stock account or the common share unit account will be credited with an amount equivalent to any dividend paid on Briggs & Stratton's common stock, which will be converted into additional common share units. The balance in the common stock account will be distributed in shares of Briggs & Stratton common stock. Common share units may be distributed in cash or stock at the election of the directors. All other distributions will be paid in cash. Nonemployee directors are also provided with $150,000 of coverage under Briggs & Stratton's Business Travel Accident Plan while on corporate business.

     Nonemployee directors participate in a Director's Leveraged Stock Option Plan (the "Plan"). In general, the Plan is structured so that each nonemployee director may receive a grant of nonqualified stock options ("LSOs"). The number of LSOs is to be determined by reference to the Company Performance Factor achieved under the Economic Value Added Incentive Compensation Plan ("EVA(R) Plan"). When performance reaches target under the EVA Plan, each nonemployee director will be awarded options to purchase 2,000 shares. Performance exceeding target will result in additional shares granted on a sliding scale. Performance less than target may result in no option grants. The LSOs are premium priced with the exercise price equal to the exercise price for LSOs granted under the LSO Program for Senior Executives of Briggs & Stratton and have the same vesting provisions and expiration terms. The Director's LSO Plan is structured so that a fair return must be provided to Briggs & Stratton's shareholders before the options become valuable. There were no LSOs granted to nonemployee directors for fiscal 2002.

     Nonemployee directors are encouraged to use Company products to enhance their understanding and appreciation of the Company's business. Directors may receive up to $10,000 annually of Company products and products powered by the Company's engines and motors. The value of the products is included in the directors' taxable income, and the Company reimburses directors for applicable tax liability associated with the receipt of products.

EVA(R) is a registered trademark of Stern Stewart & Co.

GENERAL INFORMATION ABOUT THE NOMINEES AND DIRECTORS



                                                                                            YEAR FIRST
                                                                                             BECAME A
NAME, AGE, PRINCIPAL OCCUPATION FOR PAST FIVE YEARS AND DIRECTORSHIPS                        DIRECTOR
---------------------------------------------------------------------                        --------
NOMINEES FOR ELECTION AT THE ANNUAL MEETING (CLASS OF 2005):
------------------------------------------------------------
              MICHAEL E. BATTEN, 62 (2) (4)                                                    1984
                 Chairman and Chief Executive Officer of Twin Disc,
[PHOTO]          Incorporated, manufacturer of power transmission equipment.
                 Director of Twin Disc, Incorporated, Sensient Technologies
                 Corporation and Walker Forge, Inc.

              JAY H. BAKER, 68 (1) (2)                                                         1999
                 Retired. President of Kohl's Corporation, an operator of
[PHOTO]          family oriented, specialty department stores, until 2000.
                 Director of Kohl's Corporation.


              BRIAN C. WALKER, 40                                                               --
                 President, Herman Miller, N.A., a global provider of office
[PHOTO]          furniture and services. President since 1999; previously Chief
                 Financial Officer. Director of The Brown Corporation of
                 America, Inc.



INCUMBENT DIRECTORS (CLASS OF 2004):
------------------------------------

              EUNICE M. FILTER, 61 (1) (4)                                                     1997
                 Retired Vice President, Treasurer and Secretary of Xerox
[PHOTO]          Corporation, a manufacturer of office equipment. Director
                 of LaBranche & Co., Inc.



              DAVID L. BURNER, 63 (2) (4)                                                      2000
                 Chairman and Chief Executive Officer of Goodrich Corporation,
                 an aircraft systems and services company. Chairman and Chief
[PHOTO]          Executive Officer since 1997 and President since 1996. Director of Progress Energy, Inc., Milacron Inc., Lance, Inc. and
                 Goodrich Corporation.



              FREDERICK P. STRATTON, JR., 63 (3)                                               1976
                 Chairman of the Board of Briggs & Stratton; also Chief
[PHOTO]          Executive Officer until June 30, 2001. Director
                 of Bank One Corporation, Midwest Express Holdings, Inc., Weyco
                 Group, Inc., Wisconsin Electric Power Company, Wisconsin Energy
                 Corporation and Wisconsin Gas Company.


                                  FOOTNOTES (1), (2), (3) AND (4) ARE ON PAGE 4.


                                                                                             YEAR FIRST
                                                                                             BECAME A
NAME, AGE, PRINCIPAL OCCUPATION FOR PAST FIVE YEARS AND DIRECTORSHIPS                        DIRECTOR
---------------------------------------------------------------------                        --------
INCUMBENT DIRECTORS (CLASS OF 2003):
------------------------------------

              ROBERT J. O'TOOLE, 61 (2) (4)                                                    1997
                 Chairman of the Board, President and Chief Executive Officer,
[PHOTO]          A.O. Smith Corporation, a diversified manufacturer whose major products include electric motors and water heaters. Director of
                 Factory Mutual Insurance Co., Marshall & Ilsley Corporation,
                 A.O. Smith Corporation and Sensient Technologies.


              JOHN S. SHIELY, 50 (3)                                                           1994
                 President and Chief Executive Officer of Briggs & Stratton
[PHOTO]          since July 1, 2001; previously President and Chief Operating
                 Officer. Director of Marshall & Ilsley Corporation and
                 Quad/Graphics, Inc.


              CHARLES I. STORY, 48 (1) (3)                                                     1994
                 President and Chief Executive Officer, INROADS, Inc., an
                 international non-profit training and development organization
[PHOTO]          which prepares talented minorities for careers in business and engineering. Director of INROADS, Inc. and ChoicePoint Inc.
                 Advisory Director of AmSouth Bank.


 COMMITTEE MEMBERSHIP: (1) NOMINATING AND GOVERNANCE, (2) COMPENSATION, (3) EXECUTIVE, (4) AUDIT.


    The Board of Directors held six meetings in fiscal 2002. All of the directors attended over 75% of the meetings of the Board and the Committees upon which they serve.

    The Nominating and Governance Committee, composed of outside directors, is chaired by Peter A. Georgescu, who is retiring from the Board. The Committee:

    - proposes to the Board of Directors a slate of nominees for election by the shareholders at the Annual Meeting and recommends prospective director candidates in the event of the resignation, death or retirement of directors or change in Board composition requirements;

    - reviews candidates recommended by shareholders for election to the Board of Directors;

    - develops plans regarding the size and composition of both the Board of Directors and Committees; and

    - monitors and makes recommendations to the Board of Directors concerning corporate governance issues.

     The Committee will consider candidates for the Board of Directors recommended by a shareholder who submits a recommendation in writing to the Secretary of Briggs & Stratton stating the shareholder's name and address, the name and address of the candidate, and the qualifications of and other detailed background information regarding the candidate. All letters suggesting candidates must be received by the Secretary of Briggs & Stratton at its principal executive offices on or before May 1 of the year of the Annual Meeting in which the candidate's nomination would be voted upon.

     Any direct nominations by shareholders for the Board of Directors must be made in accordance with the advance written notice requirements of Briggs & Stratton's Bylaws. A copy of the Bylaws may be obtained from the Secretary of Briggs & Stratton. For consideration at the 2003 Annual Meeting, nominations must be received by the Secretary no earlier than July 5, 2003 and no later than July 30, 2003.

     The Nominating and Governance Committee held four meetings during fiscal 2002.

    The Compensation Committee, chaired by Mr. O'Toole, is composed of outside directors. This Committee:

    - reviews the compensation and benefits provided to executive officers and makes recommendations to the Board of Directors as to salary levels and benefits;

    - reviews and recommends to the Board of Directors the adoption or amendment of compensation and benefit plans and programs maintained for the executive officers and other key employees;

    - administers the Company's Stock Incentive Plan and Economic Value Added Incentive Compensation Plan;

    -  reviews the Company's management succession plan; and

    -  prepares an annual report on executive compensation.

     The Compensation Committee held six meetings during fiscal 2002.

     The Executive Committee is authorized to exercise the authority of the Board of Directors in the management of the business and the affairs of Briggs & Stratton between meetings of the Board, except as provided in the Bylaws. The Executive Committee held one meeting during fiscal 2002.

    The Audit Committee, chaired by Mr. Batten, is composed of outside directors. The Audit Committee's primary duties and responsibilities are to:

    - monitor the integrity of the financial statements of Briggs & Stratton and review with the accountants the audited financial statements and their report;

    - make recommendations to the Board of Directors regarding the engagement of independent public accountants to audit the books and accounts of Briggs & Stratton;

    - oversee the independence and performance of Briggs & Stratton's internal and external auditors;

    - review and approve non-audit services performed by the independent public accountants;

    - review the accountants' recommendations on accounting policies and internal controls;

    -  review internal accounting and auditing procedures; and

    - monitor Briggs & Stratton's compliance with legal and regulatory requirements.

     The Audit Committee held five meetings during fiscal 2002.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors consists of four outside directors and acts under a written Audit Committee Charter adopted by the Board of Directors. Each of the members of the Audit Committee is independent, as defined by the Audit Committee Charter and the listing standards of the New York Stock Exchange. The Audit Committee held five meetings in fiscal 2002.

     Management has the primary responsibility for the financial statements, the reporting process and assurance for the adequacy of controls. Briggs & Stratton's independent auditors are responsible for expressing an opinion on the conformity of Briggs & Stratton's audited financial statements to generally accepted accounting principles. The Audit Committee is responsible for monitoring and overseeing these processes on behalf of the Board of Directors.

     In this context, the Audit Committee has reviewed and discussed Briggs & Stratton's audited financial statements with management and Deloitte & Touche LLP, the Company's independent auditors. The Audit Committee has discussed with the independent auditors the matters related to the conduct of the audit required to be discussed by Statement on Auditing Standards No. 61, as amended. The Audit Committee also discussed with the independent auditors the quality and adequacy of the Company's internal controls.

     In addition, the Audit Committee has received from Deloitte & Touche LLP the written disclosures of all relationships between Briggs & Stratton and Deloitte & Touche LLP that may bear on independence and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees" and has discussed with that firm its independence.

     In reliance on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002 for filing with the Securities and Exchange Commission.

     During fiscal year 2002, Briggs & Stratton retained Deloitte & Touche LLP to provide services for which it billed the following fees:

                       Financial Information Systems
Audit Fees             Design and Implementation Fees            All Other Fees
----------             ------------------------------            --------------
$142,000               none                                      $62,563



     The category of "all other fees" consists of services provided for litigation support ($35,063) and benefit plan consulting ($27,500). The Audit Committee has considered whether the independent auditors' provision of services other than audit services is compatible with maintaining auditor independence.

Submitted by the Audit Committee of the Board of Directors

                                      Michael E. Batten, Chairman
                                      Robert J. O'Toole
                                      Eunice M. Filter
                                      David L. Burner

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table presents the names of persons known to Briggs & Stratton to be the beneficial owners of more than 5% of the outstanding shares of its common stock.


--------------------------------------------------------------------------------------------------------
NAME AND ADDRESS OF                               AMOUNT AND NATURE OF                       PERCENT OF
BENEFICIAL OWNER                                  BENEFICIAL OWNERSHIP                          CLASS
--------------------------------------------------------------------------------------------------------
Perkins, Wolf, McDonnell & Company                    3,200,120 (a)                             14.8%
310 South Michigan Avenue, Suite 2600
Chicago, Illinois 60604

Capital Group International, Inc.                     1,436,100 (b)                             6.6%
11100 Santa Monica Blvd., Suite 1500
Los Angeles, California 90025

Capital Guardian Trust Co.                            1,374,900 (c)                             6.4%
11100 Santa Monica Blvd., Suite 1500
Los Angeles, California 90025

Snyder Capital Management, L.P.                       1,277,850 (d)                             5.9%
350 California Street, Suite 1460
San Francisco, California 94104

Artisan Partners Limited Partnership                  1,189,095 (e)                             5.5%
1000 N. Water Street, Suite 1770
Milwaukee, Wisconsin 53202
--------------------------------------------------------------------------------------------------------

     (a) Perkins, Wolf, McDonnell & Company reports that as of July 31, 2002 it had sole voting power and sole dispositive power with respect to 35,395 shares and shared voting power and shared dispositive power with respect to 3,164,725 shares.

     (b) Capital Group International, Inc. reports that as of December 31, 2001 it had sole dispositive power with respect to 1,436,100 shares. This amount includes 1,374,900 shares held by Capital Guardian Trust Co., which are also reported on this table under Capital Guardian Trust Co.

     (c) Capital Guardian Trust Co. reports that as of December 31, 2001 it had sole dispositive power with respect to 1,374,900 shares.

     (d) Snyder Capital Management, L.P. reports that as of June 30, 2002 it had sole voting power with respect to 41,300 shares, shared voting power on 1,136,950 shares and no voting power on 99,600 shares.

     (e) Artisan Partners Limited Partnership reports that as of June 30, 2002 it had shared voting and investment power of 1,189,095 shares.

     This beneficial ownership information is based on information furnished by the beneficial owners as of the date set forth above in the footnotes. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, for purposes of this Proxy Statement. It is not necessarily to be construed as beneficial ownership for other purposes.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the beneficial ownership of shares of common stock of Briggs & Stratton by each director, nominee and named executive officer, and by all directors and executive officers as a group, as of August 22, 2002.


                                                                        NATURE OF BENEFICIAL OWNERSHIP
                                                                        ------------------------------

                                        TOTAL NO.                        SOLE          SHARED         SOLE
                                        OF SHARES          PERCENT    VOTING AND     VOTING AND      VOTING
                                       BENEFICIALLY          OF        INVESTMENT     INVESTMENT     POWER
DIRECTORS AND EXECUTIVE OFFICERS         OWNED              CLASS        POWER          POWER         ONLY
--------------------------------       ---------            -----      ---------      ---------      -------
Jay H. Baker                             2,400                *           500           1,900            0
Michael E. Batten                        5,400 (a)            *         5,400               0            0
James E. Brenn                         303,723 (a)(b)        1.4       31,240         268,796        3,687
David L. Burner                            400 (c)            *           400               0            0
Eunice M. Filter                         5,788 (a)(c)         *         5,788               0            0
Peter A. Georgescu                       6,800 (a)(c)         *         4,400           2,400            0
Michael D. Hamilton                     53,343 (a)            *        48,910               0        4,433
Robert J. O'Toole                        6,500 (a)            *         6,500               0            0
Thomas R. Savage                        32,697 (a)            *        31,290               0        1,407
John S. Shiely                         423,839 (a)(d)        1.9      126,570         294,000        3,269
Charles I. Story                         5,500 (a)            *         4,500           1,000            0
Frederick P. Stratton, Jr.           1,185,615 (a)(b)(d)     5.3      479,210         699,152        7,253
Brian C. Walker                              0                *             0               0            0
All directors and executive officers
as a group (25 persons including
the above named persons)             1,657,963 (a)(b)(c)(d)  7.4      904,492         715,565       37,906


*Less than 1%.

(a) Includes shares issuable pursuant to stock options exercisable within 60 days for Mr. Batten (4,000 shares), Mr. Brenn (29,240 shares), Ms. Filter (4,000 shares), Mr. Georgescu (4,000 shares), Mr. Hamilton (43,530 shares), Mr. O'Toole (4,000 shares), Mr. Savage (30,090 shares), Mr. Shiely (93,570 shares), Mr. Story (4,000 shares), Mr. Stratton (439,210 shares), and all directors and executive officers as a group (822,600 shares).

(b) Includes 259,200 shares in the Briggs & Stratton Retirement Plan. Mr. Stratton and Mr. Brenn share beneficial ownership of these shares through joint voting and investment power.

(c) Does not include phantom stock units acquired through deferral of director fees under the Deferred Compensation Plan for the following Directors: Mr. Burner - 1,747; Ms. Filter - 24; and Mr. Georgescu - 2,466.

(d) Includes 294,000 shares in the Briggs & Stratton Corporation Foundation. Mr. Stratton and Mr. Shiely share beneficial ownership through joint voting and investment power.

     This beneficial ownership information is based on information furnished by the directors and executive officers. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, for purposes of this Proxy Statement. It is not necessarily to be construed as beneficial ownership for other purposes.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the directors and certain officers of Briggs & Stratton to file reports of their ownership of Briggs & Stratton common stock and of changes in such ownership with the Securities and Exchange Commission and the New York Stock Exchange. Based on the information provided by the reporting persons, all applicable reporting requirements for fiscal 2002 were complied with in a timely manner with the exception of a late Form 4 filing for Hugo A. Keltz to report a single transaction.

                                PERFORMANCE GRAPH

     The chart below is a comparison of the cumulative return over the last five fiscal years had $100 been invested at the close of business on June 30, 1997 in each of Briggs & Stratton common stock, the Standard & Poor's (S&P) Smallcap 600 Index and the S&P Machinery Index.

                  FIVE YEAR CUMULATIVE TOTAL RETURN COMPARISON*
                   BRIGGS & STRATTON VERSUS PUBLISHED INDICES



                                  [LINE GRAPH]


                                                          6/97     6/98  6/99  6/00    6/01    6/02
                                                          ----     ----  ----  ----    ----    ----
-        Briggs & Stratton                                 100       77   121    74      93      88
-        S&P Smallcap 600                                  100      119   121   139     154     175
x        S&P Machinery (diversified)                       100      108   128   100     112     124
   *     Total return calculation is based on compounded monthly returns with reinvested dividends.


                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     Briggs & Stratton's Compensation Committee consists of four outside directors responsible for considering and approving compensation arrangements for senior management of Briggs & Stratton, including Briggs & Stratton's executive officers and the chief executive officer. The objectives of the Committee in establishing compensation arrangements for senior management are:
(1) to attract and retain key executives who are important to the continued success of Briggs & Stratton and its operational units; and (2) to provide strong financial incentives, at reasonable cost to the shareholders, for senior management to enhance the value of the shareholders' investment.

     The primary components of Briggs & Stratton's executive compensation program are (1) base salary, (2) incentive compensation bonus and (3) incentive stock options.

     The Committee believes that:

     - Briggs & Stratton's incentive plans provide very strong incentives for management to increase shareholder value;

     - Briggs & Stratton's pay levels are appropriately targeted to attract and retain key executives; and

     - Briggs & Stratton's total compensation program is a cost-effective strategy to increase shareholder value.

BASE SALARY

     The Committee reviews officers' base salaries annually. Salaries are based on level of responsibility and individual performance. It is the Committee's objective that base salary levels, in the aggregate, be at or modestly above competitive salary levels. A competitive salary level is the average for similar responsibilities in similar companies. In setting fiscal 2002 base salaries, the Committee reviewed compensation survey data provided by its outside consultant, Hewitt Associates, for a Comparator Group of companies in the general sales dollar size range and broad industry sector as Briggs & Stratton. This group is not the same group of companies included in the S&P Machinery Index. The Committee was satisfied that the salary levels set would achieve the Committee's objective. As a result of this process, Mr. Shiely, as Chief Executive Officer, received a base annual salary of $664,666 in fiscal 2002.


INCENTIVE COMPENSATION BONUS

     Briggs & Stratton maintains an Economic Value Added ("EVA") Incentive Compensation Plan (the "EVA Plan"). The purpose of the EVA Plan is to provide incentive compensation to key employees, including all employee executive officers, in a form relating financial reward to an increase in the value of Briggs & Stratton to its shareholders. In general, EVA is net operating profit after taxes, less a capital charge. The capital charge is intended to represent the return expected by the providers of the firm's capital and is the weighted average cost of (1) equity capital based on a 10-year Treasury Bond yield plus the product of the average equity risk premium and the business risk index for Briggs & Stratton, and (2) debt capital equal to actual after-tax debt cost. EVA improvement is the financial performance measure most closely correlated with increases in shareholder value.

     Under the EVA Plan in effect for fiscal 2002, the Accrued Bonus for a participant in any fiscal year is equal to the aggregate of 50% of the Company Performance calculation (Base Salary x Target Incentive Award x Company Performance Factor) plus 50% of the Individual Performance calculation (Base Salary x Target Incentive Award x Individual Performance Factor). The intent of the Plan is to reward executives based on their ability to continuously improve the amount of EVA earned on behalf of shareholders. For all of the executives named in the Summary Compensation Table the Committee determined that the Individual Performance Factor would be the same as the Company Performance Factor. Individual target incentive awards under the Plan ranged from 20% to 100% of base compensation for fiscal 2002. For the same year, Mr. Shiely's individual target incentive award was 100%. The Company Performance Factor for the fiscal year was 0.23; and therefore, Mr. Shiely received a bonus of $152,873. Beginning with fiscal 2003, the Committee recommended and the Board of Directors approved changing the EVA Plan so that the Company Performance Factor will be 30% of an individual's Accrued Bonus and the Individual Performance Factor will be 70% of the Accrued Bonus, with no more than 15% of the Accrued Bonus attributable to Non-Quantifiable Individual Performance Factors.

     The Company Performance Factor is based on the amount of improvement or deterioration in EVA. If the annual EVA is in excess of the Target EVA, the Company Performance calculation will produce an amount in excess of the Target Incentive Award. If the annual EVA is less than the Target EVA, the Company Performance calculation will produce an amount less than the Target Incentive Award. There is no cap and no floor on the accrued bonus. The Target EVA is the average of the Target EVA and Actual EVA for the prior Plan year plus an Expected Improvement. For Plan year 2002, Expected Improvement was $2 million. For fiscal 2002 the Target EVA was $6.8 million.

     The Individual Performance Factor is determined by the executive to whom the participant reports, subject to approval by the Committee and is the average (or weighted average) of one or more quantifiable or non-quantifiable factors called Supporting Performance Factors. Supporting Performance Factors represent an achievement percentage continuum that generally ranges from 50% to 150% of the individual target award opportunity and will be enumerated from .5 to 1.5 based on this range. If approved by the Committee, Supporting Performance Factors which are the same as the Company Performance Factor or are based on divisional EVA are uncapped.

     The EVA bonus plan provides the powerful incentive of an uncapped bonus opportunity, but also uses a "Bonus Bank" feature to ensure that extraordinary EVA improvements are sustained before extraordinary bonus awards are paid out. The Bonus Bank applies to Senior Executives as designated by the Committee under the Plan. All of the employee executive officers, including those named in the Summary Compensation Table, were designated Senior Executives for fiscal 2002. Each year, any accrued bonus in excess of 125% of the target bonus award is added to the outstanding Bonus Bank balance. The bonus paid is equal to the accrued bonus for the year, up to a maximum of 125% of the target bonus, plus 33% of the new Bonus Bank balance. A Bonus Bank account is considered at risk given that in any year the accrued bonus is negative, the negative bonus amount is subtracted from the outstanding Bonus Bank balance. Extraordinary EVA improvements must be sustained for several years to ensure full payout of the accrued bonus. In the event the outstanding Bonus Bank balance at the beginning of the year is negative, the bonus paid is limited to the accrued bonus up to a maximum of 75% of the target bonus with the remainder of the accrued bonus offsetting the negative balance in the Bonus Bank. On termination of employment due to death, disability or retirement, the available balance in the Bonus Bank will be paid to the terminating executive or his designated beneficiary or estate. Executives who voluntarily leave to accept employment elsewhere or who are terminated for cause will forfeit any positive available balance. An executive is not expected to repay negative balances upon termination or retirement.


STOCK INCENTIVE PLAN

     In 1990, the shareholders approved Briggs & Stratton's Stock Incentive Plan ("Incentive Plan"). The Incentive Plan authorizes the Committee to grant to officers and other key employees stock incentive awards in the form of one or any combination of the following: stock options, stock appreciation rights, deferred stock, restricted stock and stock purchase rights. In early 1993, the Committee worked with a consultant to adopt a method of granting options which more closely aligns financial reward to optionees with the long-term performance of Briggs & Stratton.

     Since fiscal 1994, the sole form of options granted under the Incentive Plan has been leveraged stock options (LSOs). The LSOs granted are either Incentive Stock Options or Non-Qualified Stock Options under the Stock Option part of the Incentive Plan. At the 1999 Annual Meeting, shareholders approved an amended and restated Incentive Plan that increased the shares authorized for issuance under the Plan and provided that all stock options granted under the Plan will continue to be premium priced LSOs. Also in 1999, the Committee increased the term of future LSO grants from 5 to 7 years. In 2002, the term of LSOs to be granted with respect to fiscal 2003 and subsequent years was further increased by the Committee to 10 years and the premium price of LSOs was set at 3 years from the date of grant, based on a report prepared by Hewitt Associates concerning LSOs. Options granted will continue to be exercisable after 3 years.

     The maximum number of LSOs to be granted each year is 600,000. The maximum number of LSOs that may be granted cumulatively under the LSO Program is 4,539,986. If the calculation produces more than 600,000 LSOs in any year, LSOs granted to all Senior Executives for that year will be reduced pro-rata based on proportionate Total Bonus Payouts under the EVA Plan. The amount of reduction is carried forward to subsequent years and invested in LSOs to the extent the annual limitation is not exceeded in future years.

     The calculation of the number of options granted to each executive and the method of determining their exercise price, are described below. These LSOs provide an option grant that simulates a stock purchase with 10:1 leverage. Because the LSOs granted for 2002, referred to below, have a premium exercise price and a term of seven years, the current Black-Scholes value of these options is only 27.7% of the grant date stock price.

     The number of LSOs granted to a Senior Executive is determined by dividing the Total Bonus Payout and any uninvested Total Bonus Payout dollars carried forward from the prior year by 10% of the fair market value of Briggs & Stratton stock on the date of grant. The exercise price of the option is the product of 90% of the fair market value on the date of grant times the Estimated Annual Growth Rate compounded over five years, which is the mid-point of the option exercise period. The Estimated Annual Growth Rate equals the average daily closing 10-year U.S. Treasury Bond yield for March in the year of grant plus 1%.

     The following example illustrates the calculation of the stock option grant for a Senior Executive who has $50,000 in Total Bonus Payout under the EVA Plan. The number of options earned is calculated by dividing the dollars for investment by 10% of the fair market value of Briggs & Stratton stock on the date of grant. Assume the fair market value of Briggs & Stratton stock on the date of grant is $38.26.

Example:  NUMBER OF OPTIONS GRANTED
          10% of the fair market value is $3.826
          OPTIONS GRANTED is 13,068 ($50,000 / 3.826)

          EXERCISE PRICE = (.9 X FAIR MARKET VALUE) X ESTIMATED ANNUAL GROWTH RATE(5)*
          6.28% is the Estimated Annual Growth Rate (5.28 plus 1%) (See description above)
          The exercise price is $46.69 (.9 x $38.26 x 1.0628(5)*)

          * Raising it to the 5th power takes it to a 5-year compound growth rate, five years being the midpoint of the 4-year exercise period. A 3-year compound growth rate will be used for future fiscal years.

     Thus, based on this example, the fair market value of Briggs & Stratton shares must exceed $46.69 between 3 and 7 years (or between 3 and 10 years for options granted with respect to fiscal 2003 and subsequent years) from the date of LSO grant to give the LSOs value to the Senior Executives.

     On August 6, 2002, after publication of financial results for fiscal 2002, the Committee granted LSOs to 19 Senior Executives. The number of LSOs granted to Mr. Shiely was determined in the manner described above.

     Section 162(m) of the Internal Revenue Code limits tax deductions for executive compensation to $1 million, unless certain conditions are met. While no covered executive's individual compensation exceeded this threshold in fiscal 2002, the EVA Plan and the Stock Incentive Plan are designed generally to ensure full deductibility of compensation paid under these plans. It has been Briggs & Stratton's policy to take reasonable steps to maintain the corporate tax deductibility of compensation paid to executive officers.

                              COMPENSATION COMMITTEE:
                              Robert J. O'Toole, Chairman
                              Jay H. Baker
                              Michael E. Batten
                              David L. Burner

                             EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

     The table includes information for each of the last three fiscal years concerning the compensation paid by Briggs & Stratton to Briggs & Stratton's Chief Executive Officer and the four other most highly compensated executive officers.
                           SUMMARY COMPENSATION TABLE


                                                                LONG-TERM COMPENSATION
                                                                ----------------------
                                                                  AWARDS       PAYOUTS
                                                                  ------       -------
                                             ANNUAL              SECURITIES
                                          COMPENSATION (1)       UNDERLYING
   NAME AND                     FISCAL    ----------------        OPTIONS/        LTIP             ALL OTHER
PRINCIPAL POSITION               YEAR    SALARY ($)  BONUS ($)   SARS (#)(2)   PAYOUTS ($)(3)   COMPENSATION ($)(4)
------------------               ----    ---------   --------   -----------   --------------   -------------------

J.S. Shiely                      2002   $664,666     $152,873        39,960      $    0             $28,528
-----------
President and                    2001    425,780            0        46,270           0              36,241
Chief Executive Officer          2000    396,480      442,353        77,460      26,578              21,244

F.P. Stratton                    2002    306,900       70,587             0           0              31,307
-------------
Chairman of the Board            2001    604,500            0        87,920           0              56,089
                                 2000    558,000      830,081       147,220      61,087              41,390

T.R. Savage                      2002    277,020       38,229         9,990           0              21,811
-----------
Senior Vice President -          2001    263,400            0        22,860           0              28,131
Administration                   2000    250,800      223,854        38,280       7,868              20,801

J.E. Brenn                       2002    276,020       38,091         9,960           0              21,955
----------
Senior Vice President            2001    264,600            0        23,090           0              21,429
and Chief Financial Officer      2000    252,000      224,925        38,650       9,040              23,474

M.D. Hamilton                    2002    270,530       41,490         5,420           0              29,540
-------------
Executive Vice President         2001    258,272            0        13,290           0              36,935
and President, Briggs &          2000    251,232      251,124        22,250      18,234              28,140
Stratton, Asia


(1) Includes amounts earned in fiscal year, whether or not deferred.

(2) No SARs are outstanding. Option awards reported for fiscal 2002 were granted August 13, 2002.

(3) Figures reflect the portion of the EVA Plan bonus bank balances paid with respect to each fiscal year.

(4) All other compensation for fiscal 2002 for Messrs. Shiely, Stratton, Savage, Brenn and Hamilton, respectively, includes: (i) matching contributions to the Briggs & Stratton's Savings and Investment Plan for each named executive officer of $5,500, $0, $5,300, $5,260 and $5,295; (ii) matching contributions to Briggs & Stratton's Key Employee Savings and Investment Plan for each named executive officer of $13,678, $6,657, $3,211, $3,181 and $3,016; and (iii) total premiums of $9,350, $24,650, $13,300, $13,514 and
    $21,229 paid by Briggs & Stratton for the benefit of the named executive officers under Briggs & Stratton's split dollar Executive Life Insurance Plan.

STOCK OPTIONS

     The Stock Incentive Plan approved by shareholders provides for the granting of stock options with respect to Briggs & Stratton common stock. The tables contain additional information on stock options.

     The methodology used in determining the number of grants awarded and other terms and conditions of the grants are found in the Compensation Committee Report on Executive Compensation. Option awards reported for fiscal 2002 were granted effective August 13, 2002. Options become exercisable August 13, 2005. Option awards are intended to qualify as "incentive stock options" to the extent permitted under the Internal Revenue Code of 1986, as amended. Any options not meeting the requirements for incentive stock options will be treated as non-qualified stock options.

                     OPTION/SAR GRANTS FOR LAST FISCAL YEAR

                                                                                                  GRANT DATE
                                   INDIVIDUAL GRANTS                                                 VALUE
-------------------------------------------------------------------------------------------------------------
                            NUMBER OF        % OF TOTAL
                           SECURITIES       OPTIONS/SARS
                           UNDERLYING       GRANTED TO     EXERCISE OR BASE                         GRANT DATE
                          OPTIONS/SARS     EMPLOYEES IN        PRICE              EXPIRATION         PRESENT
NAME                       GRANTED (#)      FISCAL YEAR       ($ / SH)               DATE            VALUE ($)
----                       -----------      -----------       --------               ----            ---------

J.S. Shiely ...........      39,960           19.4%            $46.69               8/13/09        $423,976
F.P. Stratton .........           0             --                --                   --              --
T.R. Savage ...........       9,990            4.8              46.69               8/13/09         105,994
J. E. Brenn ...........       9,960            4.8              46.69               8/13/09         105,676
M.D. Hamilton .........       5,420            2.6              46.69               8/13/09          57,506


     The estimated grant date present value reflected in the Option/SAR table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the table include the following:

     - An exercise price on the option of $46.69.

     - Fair market value of the common stock on the date of grant of $38.26.

     - An option term of 7 years.

     - An interest rate of 4.30 percent that represents the interest rate on a U.S. Treasury security on the date of grant with a maturity date corresponding to that of the option term.

     - An annualized volatility of 36.15% (utilizing 36 months of historical daily stock prices).

     - Dividends at the rate of $0.32 per share representing the annualized dividends of $1.26 (3.29% yield) paid with respect to a share of common stock at the date of grant.

     The ultimate values of the options will depend on the future market price of Briggs & Stratton stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of Briggs & Stratton common stock over the exercise price on the date the option is exercised.

     If there is a "change in control" of Briggs & Stratton, as defined in the Incentive Plan, any outstanding stock options which are not then exercisable will become fully exercisable and vested. Upon a change in control, optionees may elect to surrender all or any part of their stock options and receive a per share amount in cash equal to the excess of the "change in control price" over the exercise price of the stock option. If an optionee's employment is terminated at or following a change in control (other than by death, disability, or retirement), the exercise periods of an optionee's stock options will be extended to the earlier of six months and one day from the date of employment termination or the options' respective expiration dates. No SARs were granted.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES*


                                                         NUMBER OF SECURITIES               VALUE OF
                                                         UNDERLYING UNEXERCISED       UNEXERCISED IN-THE-MONEY
                                                              OPTIONS/SARS                  OPTIONS/SARS
                 SHARES ACQUIRED       VALUE              AT FISCAL YEAR END (#)       AT FISCAL YEAR END ($)
NAME             ON EXERCISE (#)     REALIZED ($)     EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----             ---------------     ------------     -----------    -------------   -----------   -------------
J.S. Shiely .....     12,818          $257,749          69,730         216,980           $0            $0
F.P. Stratton ...     13,200           257,269         497,690               0            0             0
T.R. Savage .....          0                 0          20,240          88,800            0             0
J.E. Brenn ......        739            13,742          20,940          88,940            0             0
M.D. Hamilton ...          0                 0          46,580          57,820            0             0


  * No SARs are outstanding. Options at fiscal year end include options granted August 13, 2002 for fiscal 2002.

LONG-TERM INCENTIVE COMPENSATION

     As described in more detail in the Compensation Committee Report on Executive Compensation, the EVA Plan requires that accrued bonuses payable to Senior Executives in excess of 125% of their target bonus be banked. This occurred in August 2000 for fiscal 2000. In any year the accrued bonus is negative, the negative bonus amount is subtracted from the outstanding bonus bank balance. This occurred in August 2001 for fiscal 2001, when the negative amounts were subtracted from the bonus bank for each of the named executive officers, leaving a negative accrued bonus bank balance. Under the EVA Plan, because the bonus paid in August 2002 for fiscal 2002 was less than 75% of the target bonus, the negative accrued bonus bank balances remain and are carried forward to fiscal 2003.


             LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR


                                                      ESTIMATED FUTURE PAYOUTS (PAYBACKS) UNDER NON-STOCK
                                                                       PRICE-BASED PLANS
                                                     ------------------------------------------------------
                            AMOUNTS BANKED
NAME                        (FORFEITED) ($)                MINIMUM ($)                 MAXIMUM ($)
-----------------------------------------------------------------------------------------------------------
J.S. Shiely                      $0                        $(173,022)                         $0
F.P. Stratton                     0                         (308,015)                          0
T.R. Savage                       0                          (94,761)                          0
J.E. Brenn                        0                          (92,868)                          0
M.D. Hamilton                     0                          (82,265)                          0

RETIREMENT PLAN

     Briggs & Stratton maintains a defined benefit retirement plan (the "Retirement Plan") covering all executive officers and substantially all other Milwaukee employees. Under the Retirement Plan non-bargaining unit employees receive an annual pension payable on a monthly basis at retirement equal to 1.6% of the employee's average of the highest five years' compensation of the last ten calendar years of service prior to retirement multiplied by the number of years of credited service. This amount is offset by 50% of Social Security. The Social Security offset is prorated if years of credited service are less than 30.


     Executive officers participate in an unfunded program that supplements benefits under the Retirement Plan. Under this program executive officers are provided with additional increments of 0.50 of 1% of compensation per year of credited service over that presently payable under the Retirement Plan to non-bargaining unit employees. In no event will a pension paid under the above described plans to a non-bargaining unit employee exceed 70% of the employee's average monthly compensation.

     A trust has been established for deposit of the aggregate present value of the benefits described above for executive officers upon the occurrence of a change in control of Briggs & Stratton. The trust would not be considered funding the benefits for tax purposes.

     The following table shows total estimated annual benefits from funded and unfunded sources generally payable to executive officers upon normal retirement at age 65 at specified compensation and years of service classifications. These are calculated on a single-life basis and adjusted for the projected Social Security offset:

                                                 ANNUAL PENSION PAYABLE FOR LIFE
                                              AFTER SPECIFIED YEARS OF CREDITED SERVICE
AVERAGE ANNUAL COMPENSATION                   -----------------------------------------
  IN HIGHEST 5 OF LAST 10
 CALENDAR YEARS OF SERVICE        10 YEARS       20 YEARS            30 YEARS            40 YEARS
 -------------------------        --------       --------            --------            --------
       $ 200,000                  $ 40,000       $ 80,000            $120,000            $140,000*
         400,000                    82,000        164,000             246,000             280,000*
         600,000                   124,000        248,000             372,000             420,000*
         800,000                   166,000        332,000             498,000             560,000*
       1,000,000                   208,000        416,000             624,000             700,000*
       1,200,000                   250,000        500,000             750,000             840,000*
       1,400,000                   292,000        584,000             876,000             980,000*
       1,600,000                   334,000        668,000           1,002,000           1,120,000*
       1,800,000                   376,000        752,000           1,128,000           1,260,000*


 *Figures reduced to reflect the maximum limitation of 70% of compensation.

     This table does not reflect limitations imposed by the Internal Revenue Code of 1986, as amended, on pensions paid under federal income tax qualified plans. However, an executive officer covered by Briggs & Stratton's unfunded program will receive the full pension that the officer would be entitled in the absence of such limitations. Compensation, for purposes of the table, includes the compensation shown in the Summary Compensation Table under the headings "Salary," "Bonus" and "LTIP Payouts."

     The years of credited service under the Retirement Plan for the individuals named in the Summary Compensation Table are: Mr. Shiely-16; Mr. Stratton-28; Mr. Savage-10; Mr. Brenn-24 and Mr. Hamilton-26.

EMPLOYMENT AGREEMENTS

     All executive officers of Briggs & Stratton, including the officers named in the Summary Compensation Table, are parties to a two-year employment agreement, except that Mr. Stratton is not a party to an employment agreement because he is no longer an employee. The agreements have a one-year automatic extension upon each anniversary date unless either party gives a 30-day notice prior to the anniversary date that the agreement will not be renewed. Under the agreement, the officer agrees to perform the duties currently being performed in addition to other duties that may be assigned from time to time. Briggs & Stratton agrees to pay the officer a salary of not less than that of the previous year and to provide fringe benefits that are provided to all other salaried employees of Briggs & Stratton in comparable positions. In the event of a termination, the payments are continued for the remaining term of the agreement.

CHANGE OF CONTROL EMPLOYMENT AGREEMENTS

     The Board of Directors has authorized the Chairman of the Board to offer to all executive officers change in control employment agreements. These ensure the employee's continued employment following a "change in control" on a basis equivalent to the employee's employment immediately prior to such change in terms of position, duties, compensation and benefits, as well as specified payments upon termination following a change in control. Briggs & Stratton currently has such agreements with all of its executive officers. These agreements become effective only upon a defined change in control of Briggs & Stratton, or if the employee's employment is terminated upon or in anticipation of such a change in control and automatically supersede any existing employment agreement. Under the agreements, if during the employment term (three years from the change in control) the employee is terminated other than for "cause" or if the employee voluntarily terminates his employment for good reason or during a 30-day window period one year after a change in control, the employee is entitled to specified severance benefits, including a lump sum payment of three times the sum of the employee's annual salary and bonus and a "gross-up" payment that will, in general, effectively reimburse the employee for any amounts paid under Federal excise taxes.

                                    AUDITORS

      The Board of Directors has selected the public accounting firm of Deloitte & Touche LLP as its independent auditors for the current year ending June 29, 2003. A representative of Deloitte & Touche LLP will be present at the Annual Meeting. He or she will have the opportunity to make a statement and respond to appropriate questions.

     On May 20, 2002 the Company dismissed Arthur Andersen LLP as its independent public accountants and appointed Deloitte & Touche LLP as its new independent accountants. The decision to dismiss Arthur Andersen and to retain Deloitte & Touche was recommended by the Company's Audit Committee and approved by its Board of Directors. Arthur Andersen's reports on the Company's consolidated financial statements for the fiscal years ended July 1, 2001 and July 2, 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years ended July 1, 2001 and July 2, 2000, and the subsequent interim period through May 20, 2002 (date of dismissal), there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. None of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred during the fiscal years ended July 1, 2001 and July 2, 2000, and the subsequent interim period through May 20, 2002 (date of dismissal). During the fiscal years ended July 1, 2001 and July 2, 2000, and the subsequent interim period through May 20, 2002 (date of dismissal), the Company did not consult with Deloitte & Touche regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.


                  ANNUAL REPORT TO THE SECURITIES AND EXCHANGE
                             COMMISSION ON FORM 10-K

     Briggs & Stratton is required to file an annual report, called Form 10-K, with the Securities and Exchange Commission. A copy of Form 10-K for the fiscal year ended June 30, 2002 accompanies this Proxy Statement. Requests for additional copies should be directed to Carole Ford, Shareholder Relations, Briggs & Stratton Corporation, P.O. Box 702, Milwaukee, Wisconsin 53201.

                              SHAREHOLDER PROPOSALS

     Proposals that shareholders intend to present at the 2003 Annual Meeting must be received at Briggs & Stratton's principal executive offices no earlier than July 5, 2003 and no later than July 30, 2003, in order to be presented at the meeting and must be in accordance with the requirements of the Bylaws of Briggs & Stratton. Shareholder proposals must be received by May 20, 2003 to be considered for inclusion in the proxy material for that meeting under the SEC's proxy rules.

                                        BY ORDER OF THE BOARD OF DIRECTORS
                                        BRIGGS & STRATTON CORPORATION

                                        Robert F. Heath, Secretary

Wauwatosa, Wisconsin
September 17, 2002

                          BRIGGS & STRATTON CORPORATION
                     P.O. Box 702, Milwaukee, WI 53201--0702
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

















                               (SEE REVERSE SIDE)
            \/ DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED \/
--------------------------------------------------------------------------------

                                                                           PROXY
[BRIGGS & STRATTON LOGO]


                          BRIGGS & STRATTON CORPORATION

                  PROXY/VOTING INSTRUCTIONS FOR ANNUAL MEETING
                        OF SHAREHOLDERS--OCTOBER 16, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints each of FREDERICK P. STRATTON, JR., JOHN S. SHIELY and ROBERT F. HEATH, with power of substitution, attorneys and proxies, to vote all shares votable by the undersigned at the shareholders' annual meeting of Briggs & Stratton Corporation and at any adjournments. The meeting will be held in Charlotte, North Carolina on October 16, 2002 at 9:00 a.m. Eastern Daylight Time. My directions are on the reverse side of this proxy. I revoke any proxy previously given.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED BY THE PROXIES NAMED "FOR" THE ELECTION OF DIRECTORS AND IN THEIR DISCRETION ON ANY OTHER MATTERS PROPERLY BROUGHT TO A SHAREHOLDER VOTE AT THE MEETING.

If the undersigned holds Briggs & Stratton shares in Briggs & Stratton Corporation's 401(k) Plans or Dividend Reinvestment Plan, this proxy constitutes voting instructions for any shares so held.

                  (Continued and to be Signed on Reverse Side)

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                          BRIGGS & STRATTON CORPORATION

[BRIGGS & STRATTON LOGO]

INSTRUCTIONS FOR VOTING YOUR PROXY
Shareholders of record have three ways to vote their proxies:
- BY TELEPHONE (using a touch-tone telephone)
- THROUGH THE INTERNET (using a browser)
- BY MAIL (traditional method)

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

  TELEPHONE VOTING This method of voting is available for residents of the U.S. and Canada
     - On a touch-tone telephone, call TOLL FREE 1-888-216-1332, 24 hours a day, 7 days a week
     - You will be asked to enter the CONTROL NUMBER shown below followed by the pound sign (#)
     -   Have your proxy card ready, then follow the prerecorded instructions
     -   Your vote will be confirmed and cast as you directed

  INTERNET VOTING
     -   Visit the Internet voting Website at https://www.proxyvotenow.com/bgg
     - Enter the CONTROL NUMBER shown below and follow the instructions on your screen
     -   You will incur only your usual Internet charges

  VOTING BY MAIL
     - Simply mark, sign and date your proxy card and return it in the postage-paid envelope

     YOU MAY VOTE BY TELEPHONE OR INTERNET ANYTIME UNTIL 5:00 P.M. EASTERN DAYLIGHT TIME, ON OCTOBER 15, 2002. DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

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                                                       YOUR CONTROL NUMBER IS:



                                             -------------------------------------------


                         \/ TO VOTE BY MAIL PLEASE DETACH PROXY CARD HERE AND RETURN IN ENVELOPE PROVIDED \/
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  /X/   PLEASE MARK
        VOTES AS IN
        THIS EXAMPLE.

                  BRIGGS & STRATTON CORPORATION ANNUAL MEETING
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF DIRECTORS.

(a) Election of Three Directors: Nominees--(01) Jay H. Baker; (02) Michael E. Batten;
    (03) Brian C. Walker                                                                            VOTE FOR        VOTE WITHHELD
    *To withhold authority to vote for any nominee, write the nominee's name on the space below.   all nominees       from all
                                                                                                     listed*       nominees listed

    --------------------------------------------------------------------------------------------       / /              / /


(b) In the discretion of the appointed proxies on any other matters properly brought to a shareholder vote at the meeting, all as set forth in the Notice and Proxy Statement.

    You are acknowledging receipt of the Notice and Proxy Statement by submitting your vote.

/ / I PLAN TO ATTEND THE MEETING.                                                    DATE:                                    , 2002
                                                                                           -----------------------------------




                                                                                     -----------------------------------------------
                                                                                     SIGNATURE(S) IN BOX

                                                                                     Please sign exactly as your name appears,
                                                                                     giving your full title if signing as attorney
                                                                                     or fiduciary. If shares are held jointly, each
                                                                                     joint owner should sign. If a corporation,
                                                                                     please sign in full corporate name by duly
                                                                                     authorized officer. If a partnership, please
                                                                                     sign in partnership name by authorized person.
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